Exhibit 99.1

AMAZON.COM ANNOUNCES FOURTH QUARTER SALES UP 22% TO $21.27 BILLION

Operating income up 56% year-over-year – above high end of guidance

SEATTLE—(BUSINESS WIRE)—January 29, 2013—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its fourth quarter ended December 31, 2012.

Operating cash flow increased 7% to $4.18 billion for the trailing twelve months, compared with $3.90 billion for the trailing twelve months ended December 31, 2011. Free cash flow decreased 81% to $395 million for the trailing twelve months, compared with $2.09 billion for the trailing twelve months ended December 31, 2011. Free cash flow for the trailing twelve months ended December 31, 2012 includes fourth quarter cash outflows for purchases of corporate office space and property in Seattle, Washington, of $1.4 billion.

Common shares outstanding plus shares underlying stock-based awards totaled 470 million on December 31, 2012, compared with 468 million one year ago.

Net sales increased 22% to $21.27 billion in the fourth quarter, compared with $17.43 billion in fourth quarter 2011. Excluding the $178 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales grew 23% compared with fourth quarter 2011.

Operating income increased 56% to $405 million in the fourth quarter, compared with $260 million in fourth quarter 2011. The favorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $2 million.

Net income decreased 45% to $97 million in the fourth quarter, or $0.21 per diluted share, compared with $177 million, or $0.38 per diluted share, in fourth quarter 2011.

“We’re now seeing the transition we’ve been expecting,” said Jeff Bezos, founder and CEO of Amazon.com. “After 5 years, eBooks is a multi-billion dollar category for us and growing fast – up approximately 70% last year. In contrast, our physical book sales experienced the lowest December growth rate in our 17 years as a book seller, up just 5%. We’re excited and very grateful to our customers for their response to Kindle and our ever expanding ecosystem and selection.”

Full Year 2012

Net sales increased 27% to $61.09 billion, compared with $48.08 billion in 2011. Excluding the $854 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the year, net sales grew 29% compared with 2011.

Operating income decreased 22% to $676 million, compared with $862 million in 2011. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the year on operating income was $14 million.

Net loss was $39 million, or $0.09 per diluted share, compared with net income of $631 million, or $1.37 per diluted share, in 2011.

Highlights

•

For the second year in a row, Amazon’s tablet was the most popular item for customers – Kindle Fire HD continued its run as the #1 best-selling, most gifted, and most wished for product across the millions of items available on Amazon worldwide. At year-end, Kindle Fire HD, Kindle Fire, Kindle Paperwhite and Kindle held the top four spots on the Amazon worldwide best seller charts since launch.

•

Amazon announced the launch of AutoRip, a new service that gives customers free MP3 versions of CDs they purchase from Amazon. Additionally, customers who have purchased AutoRip CDs at any time since Amazon first opened its Music Store in 1998 will find MP3 versions of those albums in their Cloud Player libraries – also automatically and for free.

•

Amazon introduced Kindle FreeTime Unlimited, bringing together for the first time all of the types of content kids and parents love – books, games, educational apps, movies and TV shows – into one simple, unlimited, easy-to-use service for kids ages 3-8.

•	Amazon’s digital media selection has grown to over 23 million movies, TV shows, songs, magazines, books, audiobooks, and popular apps and games in 2012, an increase from 19 million at year-end 2011.

•

Amazon.com announced new licensing agreements with Turner Broadcasting, Warner Bros. Domestic Television Distribution, and A+E Networks, for popular television series including Falling Skies, The Closer, Pawn Stars, Storage Wars, and Dance Moms, expanding its catalog of title offerings for Prime Instant Video to more than 36,000 movies and television episodes.

•	Amazon launched Kindle Stores for Brazil, Canada, China, and Japan, with a large selection of the most popular books, including thousands of local-language books.

•	Amazon announced that 23 KDP authors each sold over 250,000 copies of their books in 2012, and that over 500 KDP Select books have reached the top 100 Kindle best seller lists around the world.

•

Amazon announced that for the eighth consecutive year, the company ranks #1 in customer satisfaction during the holiday shopping season according to the ForeSee annual Holiday E-Retail Satisfaction Index. ForeSee surveyed over 24,000 customers between Thanksgiving and Christmas, asking them to rate their satisfaction with the top 100 retailers. For the second year in a row, Amazon’s score of 88 is the highest ever attained by any retailer in the study.

•

Amazon Web Services (AWS) announced the launch of its newest Asia Pacific Region in Sydney, Australia, now available for multiple services including Amazon Elastic Compute Cloud (EC2), Amazon Simple Storage Service (S3), and Amazon Relational Database Service (RDS). Sydney joins Singapore and Tokyo as the third Region in Asia Pacific and the ninth Region worldwide.

•

AWS announced that SAP Business Suite is now certified to run on the AWS cloud platform. Enterprises running SAP Business Suite can now leverage the on-demand, pay as you go AWS platform to support thousands of concurrent users in production without making costly capital expenditures for their underlying infrastructure. AWS also announced that SAP HANA, SAP’s in-memory database and platform, is certified to run on AWS and is available for purchase via AWS Marketplace.

•	AWS continued its rapid pace of innovation by launching 159 new services and features in 2012. This is nearly double the services and features launched in 2011.

•	AWS has lowered prices 24 times since it launched in 2006, including 10 price reductions in 2012.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of January 29, 2013. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

First Quarter 2013 Guidance

•	Net sales are expected to be between $15.0 billion and $16.6 billion, or to grow between 14% and 26% compared with first quarter 2012.

•	Operating income (loss) is expected to be between $(285) million and $65 million, compared to $192 million in the prior year period.

•

This guidance includes approximately $285 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions or investments are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Kindle Paperwhite is the most-advanced e-reader ever constructed with 62% more pixels and 25% increased contrast, a patented built-in front light for reading in all lighting conditions, extra-long battery life, and a thin and light design. The new latest generation Kindle, the lightest and smallest Kindle, now features new, improved fonts and faster page turns. Kindle Fire HD features a stunning custom high-definition display, exclusive Dolby audio with dual stereo speakers, high-end, laptop-grade Wi-Fi with dual-band support, dual-antennas and MIMO for faster streaming and downloads, enough storage for HD content, and the latest generation processor and graphics engine—and it is available in two display sizes—7” and 8.9”. The large-screen Kindle Fire HD is also available with 4G wireless, and comes with a groundbreaking $49.99 introductory 4G LTE data package. The all-new Kindle Fire features a 20% faster processor, 40% faster performance, twice the memory, and longer battery life.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es and www.amazon.com.br. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$2,980	$2,823	$5,269	$3,777

OPERATING ACTIVITIES:
Net income (loss)	97	177	(39)	631
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization	662	359	2,159	1,083
Stock-based compensation	235	159	833	557
Other operating expense (income), net	36	43	154	154
Losses (gains) on sales of marketable securities, net	(1)	—	(9)	(4)
Other expense (income), net	100	(16)	253	(56)
Deferred income taxes	(148)	67	(265)	136
Excess tax benefits from stock-based compensation	(239)	(1)	(429)	(62)
Changes in operating assets and liabilities:
Inventories	(974)	(1,260)	(999)	(1,777)
Accounts receivable, net and other	(1,024)	(1,077)	(861)	(866)
Accounts payable	4,926	4,684	2,070	2,997
Accrued expenses and other	1,412	1,076	1,038	1,067
Additions to unearned revenue	545	358	1,796	1,064
Amortization of previously unearned revenue	(546)	(300)	(1,521)	(1,021)

Net cash provided by (used in) operating activities	5,081	4,269	4,180	3,903

INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(2,025)	(550)	(3,785)	(1,811)
Acquisitions, net of cash acquired, and other	(35)	(49)	(745)	(705)
Sales and maturities of marketable securities and other investments	506	912	4,237	6,843
Purchases of marketable securities and other investments	(1,528)	(1,782)	(3,302)	(6,257)

Net cash provided by (used in) investing activities	(3,082)	(1,469)	(3,595)	(1,930)

FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	239	1	429	62
Common stock repurchased	—	(277)	(960)	(277)
Proceeds from long-term debt and other	3,083	47	3,378	177
Repayments of long-term debt, capital lease, and finance lease obligations	(156)	(104)	(588)	(444)

Net cash provided by (used in) financing activities	3,166	(333)	2,259	(482)

Foreign-currency effect on cash and cash equivalents	(61)	(21)	(29)	1

Net increase (decrease) in cash and cash equivalents	5,104	2,446	2,815	1,492

CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,084	$5,269	$8,084	$5,269

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$10	$4	$31	$14
Cash paid for income taxes (net of refunds)	52	15	112	33
Property and equipment acquired under capital leases	239	187	802	753
Property and equipment acquired, net, under build-to-suit leases	(17)	39	29	259

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
Net product sales (1)	$18,147	$15,309	$51,733	$42,000
Net services sales (2)	3,121	2,122	9,360	6,077

Net sales	21,268	17,431	61,093	48,077

Operating expenses (3):
Cost of sales	16,136	13,830	45,971	37,288
Fulfillment	2,258	1,659	6,419	4,576
Marketing	851	593	2,408	1,630
Technology and content	1,345	862	4,564	2,909
General and administrative	235	184	896	658
Other operating expense (income), net	38	43	159	154

Total operating expenses	20,863	17,171	60,417	47,215

Income from operations	405	260	676	862

Interest income	9	14	40	61
Interest expense	(28)	(20)	(92)	(65)
Other income (expense), net	(49)	19	(80)	76

Total non-operating income (expense)	(68)	13	(132)	72

Income before income taxes	337	273	544	934

Provision for income taxes	(194)	(86)	(428)	(291)
Equity-method investment activity, net of tax	(46)	(10)	(155)	(12)

Net income (loss)	$97	$177	$(39)	$631

Basic earnings per share	$0.21	$0.39	$(0.09)	$1.39

Diluted earnings per share	$0.21	$0.38	$(0.09)	$1.37

Weighted average shares used in computation of earnings per share:
Basic	454	455	453	453

Diluted	461	462	453	461

(1) Represents revenue from the sale of products and related shipping fees and digital content where we are the seller of record.
(2) Represents third-party seller fees earned (including commissions) and related shipping fees, digital content subscriptions, and non-retail activities.
(3) Includes stock-based compensation as follows:
Fulfillment	$62	$42	$212	$133
Marketing	18	12	61	39
Technology and content	124	80	434	292
General and administrative	31	25	126	93

AMAZON.COM, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
Net income (loss)	$97	$177	$(39)	$631

Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(12), $3, $(30), and $20	60	(77)	76	(123)
Net change in unrealized gains on available-for-sale securities:
Unrealized gains (losses), net of tax of $1, $0, $(3), and $1	(1)	1	8	(1)
Reclassification adjustment for losses (gains) included in net income, net of tax effect of $0, $0, $3, and $1	(1)	—	(7)	(2)

Net unrealized gains (losses) on available-for-sale securities	(2)	1	1	(3)

Total other comprehensive income (loss)	58	(76)	77	(126)

Comprehensive income	$155	$101	$38	$505

AMAZON.COM, INC.

Segment Information

(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
North America
Net sales	$12,175	$9,902	$34,813	$26,705
Segment operating expenses (1)	11,567	9,617	33,221	25,772

Segment operating income	$608	$285	$1,592	$933

International
Net sales	$9,093	$7,529	$26,280	$21,372
Segment operating expenses (1)	9,023	7,352	26,204	20,732

Segment operating income	$70	$177	$76	$640

Consolidated
Net sales	$21,268	$17,431	$61,093	$48,077
Segment operating expenses (1)	20,590	16,969	59,425	46,504

Segment operating income	678	462	1,668	1,573
Stock-based compensation	(235)	(159)	(833)	(557)
Other operating income (expense), net	(38)	(43)	(159)	(154)

Income from operations	405	260	676	862
Total non-operating income (expense)	(68)	13	(132)	72
Provision for income taxes	(194)	(86)	(428)	(291)
Equity-method investment activity, net of tax	(46)	(10)	(155)	(12)

Net income (loss)	$97	$177	$(39)	$631

Segment Highlights:
Y/Y net sales growth:
North America	23%	37%	30%	43%
International	21	31	23	38
Consolidated	22	35	27	41
Y/Y segment operating income growth (decline):
North America	114%	(4)%	71%	(2)%
International	(61)	(46)	(88)	(35)
Consolidated	47	(26)	6	(19)
Net sales mix:
North America	57%	57%	57%	56%
International	43	43	43	44

	100%	100%	100%	100%

(1)	Represents operating expenses, excluding stock-based compensation and “Other operating expense (income), net,” which are not allocated to segments.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
North America
Media	$2,903	$2,562	$9,189	$7,959
Electronics and other general merchandise	8,503	6,881	23,273	17,315
Other (1)	769	459	2,351	1,431

Total North America	$12,175	$9,902	$34,813	$26,705

International
Media	$3,611	$3,447	$10,753	$9,820
Electronics and other general merchandise	5,431	4,032	15,355	11,397
Other (1)	51	50	172	155

Total International	$9,093	$7,529	$26,280	$21,372

Consolidated
Media	$6,514	$6,009	$19,942	$17,779
Electronics and other general merchandise	13,934	10,913	38,628	28,712
Other (1)	820	509	2,523	1,586

Total Consolidated	$21,268	$17,431	$61,093	$48,077

Y/Y Net Sales Growth:
North America:
Media	13%	8%	15%	16%
Electronics and other general merchandise	24	51	34	57
Other	68	62	64	73
Total North America	23	37	30	43
International:
Media	5%	20%	9%	23%
Electronics and other general merchandise	35	42	35	55
Other	4	32	11	24
Total International	21	31	23	38
Consolidated:
Media	8%	15%	12%	19%
Electronics and other general merchandise	28	48	35	56
Other	61	58	59	66
Total Consolidated	22	35	27	41
Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	7%	18%	12%	16%
Electronics and other general merchandise	37	41	40	47
Other	5	31	15	18
Total International	23	29	27	31
Consolidated:
Media	10%	14%	14%	16%
Electronics and other general merchandise	29	47	36	53
Other	61	58	59	66
Total Consolidated	23	34	29	37
Consolidated Net Sales Mix:
Media	31%	34%	33%	37%
Electronics and other general merchandise	65	63	63	60
Other	4	3	4	3

	100%	100%	100%	100%

(1)	Includes sales from non-retail activities, such as AWS in the North America segment, advertising services, and our co-branded credit card agreements in both segments.

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$8,084	$5,269
Marketable securities	3,364	4,307
Inventories	6,031	4,992
Accounts receivable, net and other	3,364	2,571
Deferred tax assets	453	351

Total current assets	21,296	17,490
Property and equipment, net	7,060	4,417
Deferred tax assets	123	28
Goodwill	2,552	1,955
Other assets	1,524	1,388

Total assets	$32,555	$25,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,318	$11,145
Accrued expenses and other	5,684	3,751

Total current liabilities	19,002	14,896
Long-term debt	3,084	255
Other long-term liabilities	2,277	2,370

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 478 and 473
Outstanding shares — 454 and 455	5	5
Treasury stock, at cost	(1,837)	(877)
Additional paid-in capital	8,347	6,990
Accumulated other comprehensive loss	(239)	(316)
Retained earnings	1,916	1,955

Total stockholders’ equity	8,192	7,757

Total liabilities and stockholders’ equity	$32,555	$25,278

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Y/Y% Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$3,903	$3,051	$3,222	$3,368	$4,180	7%
Purchases of property and equipment (incl. internal-use software & website development) — TTM	$1,811	$1,899	$2,123	$2,310	$3,785	109%
Free cash flow (operating cash flow less purchases of property and equipment) — TTM	$2,092	$1,152	$1,099	$1,058	$395	(81%)
Free cash flow — TTM Y/Y growth (decline)	(17%)	(39%)	(40%)	(31%)	(81%)	N/A
Invested capital (1)	$9,680	$10,006	$10,250	$10,392	$11,181	16%
Return on invested capital (2)	22%	12%	11%	10%	4%	N/A

Common shares and stock-based awards outstanding	468	464	468	469	470	0%
Common shares outstanding	455	450	452	453	454	0%
Stock-based awards outstanding	14	13	16	16	16	17%
Stock-based awards outstanding — % of common shares outstanding	3.0%	2.9%	3.6%	3.6%	3.5%	N/A

Results of Operations
Worldwide (WW) net sales	$17,431	$13,185	$12,834	$13,806	$21,268	22%
WW net sales — Y/Y growth, excluding F/X	34%	34%	32%	30%	23%	N/A
WW net sales — TTM	$48,077	$51,404	$54,325	$57,256	$61,093	27%
WW net sales — TTM Y/Y growth, excluding F/X	37%	37%	35%	33%	29%	N/A

Operating income (loss)	$260	$192	$107	$(28)	$405	56%
Operating income — Y/Y growth (decline), excluding F/X	(48%)	(38%)	(34%)	(137%)	59%	N/A
Operating margin — % of WW net sales	1.5%	1.5%	0.8%	(0.2%)	1.9%	N/A
Operating income — TTM	$862	$732	$637	$531	$676	(22%)
Operating income — TTM Y/Y growth (decline), excluding F/X	(44%)	(50%)	(50%)	(48%)	(15%)	N/A
Operating margin — TTM% of WW net sales	1.8%	1.4%	1.2%	0.9%	1.1%	N/A

Net income (loss)	$177	$130	$7	$(274)	$97	(45%)
Net income (loss) per diluted share	$0.38	$0.28	$0.01	$(0.60)	$0.21	(45%)
Net income (loss) — TTM	$631	$561	$377	$40	$(39)	(106%)
Net income (loss) per diluted share — TTM	$1.37	$1.22	$0.82	$0.09	$(0.09)	(106%)

Segments
North America Segment:
Net sales	$9,902	$7,427	$7,326	$7,884	$12,175	23%
Net sales — Y/Y growth, excluding F/X	37%	36%	36%	33%	23%	N/A
Net sales — TTM	$26,705	$28,667	$30,587	$32,540	$34,813	30%
Operating income	$285	$349	$344	$291	$608	114%
Operating margin — % of North America net sales	2.9%	4.7%	4.7%	3.7%	5.0%	N/A
Operating income — TTM	$933	$991	$1,120	$1,268	$1,592	71%
Operating income — TTM Y/Y growth (decline), excluding F/X	(2%)	2%	14%	34%	71%	N/A
Operating margin — TTM% of North America net sales	3.5%	3.5%	3.7%	3.9%	4.6%	N/A

International Segment:
Net sales	$7,529	$5,758	$5,508	$5,922	$9,093	21%
Net sales — Y/Y growth, excluding F/X	29%	32%	28%	27%	23%	N/A
Net sales — TTM	$21,372	$22,737	$23,738	$24,716	$26,280	23%
Net sales — TTM% of WW net sales	44%	44%	44%	43%	43%	N/A
Operating income (loss)	$177	$49	$16	$(59)	$70	(61%)
Operating margin — % of International net sales	2.4%	0.9%	0.3%	(1.0%)	0.8%	N/A
Operating income — TTM	$640	$515	$359	$183	$76	(88%)
Operating income — TTM Y/Y growth (decline), excluding F/X	(41%)	(49%)	(57%)	(68%)	(77%)	N/A
Operating margin — TTM% of International net sales	3.0%	2.3%	1.5%	0.7%	0.3%	N/A

Consolidated Segments:
Operating expenses (3)	$16,969	$12,787	$12,474	$13,574	$20,590	21%
Operating expenses — TTM (3)	$46,504	$49,899	$52,846	$55,805	$59,425	28%
Operating income	$462	$398	$360	$232	$678	47%
Operating margin — % of Consolidated sales	2.7%	3.0%	2.8%	1.7%	3.2%	N/A
Operating income — TTM	$1,573	$1,505	$1,480	$1,451	$1,668	6%
Operating income — TTM Y/Y growth (decline), excluding F/X	(21%)	(22%)	(21%)	(15%)	7%	N/A
Operating margin — TTM% of Consolidated net sales	3.3%	2.9%	2.7%	2.5%	2.7%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Y/Y% Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$2,562	$2,197	$1,874	$2,215	$2,903	13%
Media — Y/Y growth, excluding F/X	8%	17%	18%	15%	13%	N/A
Media — TTM	$7,959	$8,270	$8,559	$8,847	$9,189	15%
Electronics and other general merchandise	$6,881	$4,772	$4,937	$5,061	$8,503	24%
Electronics and other general merchandise — Y/Y growth, excluding F/X	51%	44%	41%	39%	24%	N/A
Electronics and other general merchandise — TTM	$17,315	$18,784	$20,226	$21,652	$23,273	34%
Electronics and other general merchandise — TTM% of North America net sales	65%	66%	66%	67%	67%	N/A
Other	$459	$458	$515	$608	$769	68%
Other — TTM	$1,431	$1,613	$1,802	$2,041	$2,351	64%

Supplemental International Segment Net Sales:
Media	$3,447	$2,513	$2,245	$2,385	$3,611	5%
Media — Y/Y growth, excluding F/X	18%	22%	12%	12%	7%	N/A
Media — TTM	$9,820	$10,261	$10,431	$10,590	$10,753	9%
Electronics and other general merchandise	$4,032	$3,203	$3,224	$3,497	$5,431	35%
Electronics and other general merchandise — Y/Y growth, excluding F/X	41%	42%	42%	39%	37%	N/A
Electronics and other general merchandise — TTM	$11,397	$12,314	$13,139	$13,956	$15,355	35%
Electronics and other general merchandise — TTM% of International net sales	53%	54%	55%	56%	58%	N/A
Other	$50	$42	$39	$40	$51	4%
Other — TTM	$155	$162	$168	$170	$172	11%

Supplemental Worldwide Net Sales:
Media	$6,009	$4,710	$4,119	$4,600	$6,514	8%
Media — Y/Y growth, excluding F/X	14%	19%	15%	14%	10%	N/A
Media — TTM	$17,779	$18,531	$18,990	$19,437	$19,942	12%
Electronics and other general merchandise	$10,913	$7,975	$8,161	$8,558	$13,934	28%
Electronics and other general merchandise — Y/Y growth, excluding F/X	47%	43%	42%	39%	29%	N/A
Electronics and other general merchandise — TTM	$28,712	$31,098	$33,365	$35,608	$38,628	35%
Electronics and other general merchandise — TTM% of WW net sales	60%	60%	61%	62%	63%	N/A
Other	$509	$500	$554	$648	$820	61%
Other — TTM	$1,586	$1,775	$1,970	$2,211	$2,523	59%

Balance Sheet
Cash and marketable securities	$9,576	$5,715	$4,970	$5,248	$11,448	20%
Inventory, net — ending	$4,992	$4,255	$4,380	$5,065	$6,031	21%
Inventory turnover, average — TTM	10.3	10.4	10.1	9.7	9.3	(10%)
Fixed assets, net	$4,417	$4,653	$5,097	$5,662	$7,060	60%

Accounts payable — ending	$11,145	$6,886	$7,072	$8,369	$13,318	20%
Accounts payable days — ending	74	62	68	75	76	2%

Other
WW shipping revenue	$531	$461	$469	$517	$832	57%
WW shipping costs	$1,466	$1,129	$1,054	$1,153	$1,798	23%
WW net shipping costs	$935	$668	$585	$636	$966	3%
WW net shipping costs — % of WW net sales	5.4%	5.1%	4.6%	4.6%	4.5%	N/A

Employees (full-time and part-time; excludes contractors & temporary personnel)	56,200	65,600	69,100	81,400	88,400	57%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•

References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide – for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.diapers.com, www.shopbop.com and www.zappos.com – as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services or advertising businesses, or Amazon gift certificates.

Contacts:
Amazon.com Investor Relations	Amazon.com Public Relations
Sean Boyle, 206/266-2171	Ty Rogers, 206/266-7180
www.amazon.com/ir